UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Soliciting Material Pursuant to §240.14a-12
UNILIFE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 4, 2016

Dear Unilife Stockholder:

You are cordially invited to attend a special meeting of stockholders of Unilife Corporation (the “Company”) to be held on Monday, May 9, 2016, at 4:00 P.M. U.S. Eastern Daylight Time (6:00 A.M. Australian Eastern Standard Time on Tuesday, May 10, 2016), at the Crowne Plaza Philadelphia Hotel – King Of Prussia, 260 Mall Blvd., King of Prussia, Pennsylvania 19406. The meeting will be broadcast via the Investor Relations section of our website, www.unilife.com, as a “live” listen only webcast.

At the meeting, you will be asked to consider and vote upon the following matters:

1.	To approve an amendment to the Company’s Certificate of Incorporation effecting a reverse stock split with respect to the Company’s issued and outstanding shares of common stock, par value $0.01 per share (“Common Stock”), that will reduce the number of shares of outstanding Common Stock in accordance with a ratio to be determined by the Company’s Board of Directors within a range of one share of Common Stock for every three (3) to ten (10) shares of Common Stock (or any whole number in between) currently outstanding; and

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

All stockholders and holders of CHESS Depositary Interests, or CDIs, are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, we urge you to submit your proxy card or CDI voting instruction form as soon as possible so that your shares (or shares underlying your CDIs) can be voted at the meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on the proxy card or CDI voting instruction form.

This Notice of Special Meeting, Proxy Statement and accompanying proxy card are being distributed to stockholders on or about April 5, 2016.

Whether or not you plan to attend the meeting, your vote is very important and we encourage you to vote promptly. As a Delaware corporation and under our bylaws, a minimum of one-third of our outstanding shares of Common Stock (including shares underlying our outstanding CDIs) must be present in person or represented by proxy at the meeting in order for the meeting to be considered valid. You may vote your shares of Common Stock (or direct our CDI Nominee, CHESS Depositary Nominees Pty Ltd (“CDN”), to vote if you hold your shares of Common Stock in the form of CDIs) online or by mailing a completed proxy card or CDI voting instruction form. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

Stockholders of record at the close of business on April 4, 2016 (U.S. Eastern Daylight Time), the record date for the meeting, are entitled to notice of and to vote at the meeting and any adjournment or postponement of the meeting.

We look forward to seeing you at the meeting.

Sincerely yours,

Mary Katherine Wold

Chair of the Board of Directors

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON MONDAY, MAY 9, 2016, AT 4:00 P.M. U.S. EASTERN DAYLIGHT TIME

(6:00 A.M. AUSTRALIAN EASTERN STANDARD TIME ON TUESDAY MAY 10, 2016)

TO THE STOCKHOLDERS OF UNILIFE CORPORATION:

Notice is hereby given that a special meeting of stockholders of Unilife Corporation, a Delaware corporation (“our” or the “Company”), will be held on Monday, May 9, 2016, at 4:00 P.M. U.S. Eastern Daylight Time (6:00 A.M. Australian Eastern Standard Time on Tuesday May 10, 2016), at the Crowne Plaza Philadelphia Hotel – King of Prussia, 260 Mall Blvd., King of Prussia, Pennsylvania 19406, for the following purposes:

1. To approve an amendment to the Company’s Certificate of Incorporation effecting a reverse stock split with respect to the Company’s issued and outstanding shares of common stock, par value $0.01 per share (“Common Stock”), that will reduce the number of shares of outstanding Common Stock in accordance with a ratio to be determined by the Company’s Board of Directors within a range of one share of Common Stock for every three (3) to ten (10) shares of Common Stock (or any whole number in between) currently outstanding; and

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

Our board of directors unanimously recommends that stockholders vote FOR Proposal No. 1. Stockholders of record as of the close of business on Monday, April 4, 2016 (U.S. Eastern Daylight Time), the record date for the meeting, are entitled to receive notice of, and to vote at, the meeting and any adjournment or postponement thereof. Record holders of CHESS Depositary Interests (“CDIs”) as of the close of business on the record date for the meeting are entitled to receive notice of and to attend the meeting and any adjournment or postponement of the meeting and, in order to vote, may instruct our CDI Depositary, CHESS Depositary Nominees Pty Ltd (“CDN”) to vote the shares underlying their CDIs by either following the instructions on the CDI voting instruction form or by voting online at www.investorvote.com.au. Doing so permits each CDI holder to instruct CDN to vote on behalf of the CDI holder at the meeting in accordance with the instructions received via the CDI voting instruction form or online.

The proxy statement that accompanies and forms part of this notice provides further information in relation to the matters to be considered at the special meeting. This notice and the proxy statement contain important information and should be read in their entirety. If stockholders or holders of CDIs are in doubt as to how they should vote, they should seek advice from their legal counsel, accountant or other professional adviser prior to voting.

By Order of the Board of Directors,

John C. Ryan

Interim President and Chief Executive Officer,

Senior Vice President, General Counsel

and Secretary

April 4, 2016

IMPORTANT: To assure that your shares are represented at the meeting, please vote (or, for CDI holders, direct CDN to vote) your shares (i) via the Internet, (ii) by marking, signing, dating and returning the proxy card or CDI voting instruction form to the address specified, or (iii) via telephone. If you attend the meeting, you may choose to vote in person even if you have previously voted your shares, except that CDI holders may only instruct CDN to vote on their behalf by completing and signing the CDI voting instruction form or voting online at www.investorvote.com.au and may not vote in person.

UNILIFE CORPORATION

250 Cross Farm Lane

York, Pennsylvania 17406

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON MONDAY, MAY 9, 2016, AT 4:00 P.M. U.S. EASTERN DAYLIGHT TIME

(6:00 A.M. AUSTRALIAN EASTERN STANDARD TIME ON TUESDAY, MAY 10, 2016)

The accompanying proxy is solicited by the board of directors (“Board”) of Unilife Corporation, a Delaware corporation (“we,” “us,” “our,” “Unilife,” or the “Company”), for use at the special meeting of stockholders to be held on Monday, May 9, 2016, at 4:00 P.M. U.S. Eastern Daylight Time (6:00 A.M. Australian Eastern Standard Time on Tuesday, May 10, 2016), at the Crowne Plaza Philadelphia Hotel – King of Prussia, 260 Mall Blvd., King of Prussia, Pennsylvania 19406, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders.

SOLICITATION AND VOTING

Voting Rights and Procedures

Only those stockholders of record as of the close of business on April 4, 2016 (U.S. Eastern Daylight Time), the record date for the meeting, will be entitled to vote at the meeting and any adjournment or postponement thereof. Record holders of CHESS Depositary Interests (“CDIs”) as of the close of business on the record date for the meeting are entitled to receive notice of and attend the meeting and any adjournment or postponement thereof and, in order to vote, may instruct our CDI Depositary, CHESS Depositary Nominees Pty Ltd (“CDN”) to vote the shares underlying their CDIs at the meeting by either following the instructions on the CDI voting instruction form or by voting online at www.investorvote.com.au.

As of the record date, we had 169,441,797 shares of our common stock, par value $0.01 per share (“Common Stock”), outstanding (equivalent to 1,016,650,782 CDIs assuming all shares of Common Stock were converted into CDIs on the record date), all of which are entitled to vote with respect to all matters to be acted upon at the meeting.

Each holder of Common Stock as of the close of business on the record date is entitled to one vote for each share of Common Stock held by such stockholder. Each CDI holder as of the close of business on the record date is entitled to direct CDN to vote one share of our Common Stock for every six CDIs held by such holder. One-third of the outstanding shares of our Common Stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against and abstentions will each be counted as present and entitled to vote for the purposes of determining whether a quorum is present. If you hold your shares in street name and do not provide the organization that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have discretion to vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on Proposal No. 1, the organization that holds the shares will inform the Company that it does not have authority to vote on this matter with respect to your shares. This is generally referred to as a “Broker non-vote.” Broker non-votes will not be counted as present and entitled to vote for the purposes of determining whether a quorum is present.

The following describes how you may vote your shares and the votes required at the meeting.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares must be obtained in order to approve Proposal No. 1. You may vote for or against the proposal or you may abstain from voting. Each of broker-non votes and abstentions will not be counted as affirmative votes and will have the same effect as AGAINST votes.

Solicitation of Proxies

We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. If you choose to vote over the Internet, you are responsible for Internet access charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. In addition to soliciting stockholders through our directors, officers and employees, we will request banks, brokers and other intermediaries holding shares of our Common Stock beneficially owned by others to solicit the beneficial owners and will reimburse them for their reasonable expenses in so doing.

Voting Instructions

All shares of our Common Stock represented by a properly executed proxy received before the time indicated on the proxy will, unless the proxy is revoked, be voted in accordance with the instructions indicated on the proxy. If no instructions are indicated on the proxy, the shares will be voted as the proxy holder nominated on the proxy card determines, or, if no person is nominated, the shares will be voted “FOR” Proposal No. 1. The persons named as proxies will vote on any other matters properly presented at the meeting in accordance with their best judgment. A stockholder giving a proxy has the power to revoke his or her proxy at any time before it is exercised by delivering to the Corporate Secretary of Unilife Corporation, 250 Cross Farm Lane, York, Pennsylvania 17406, a written notice revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person. Attendance at the meeting will not, in and of itself, constitute revocation of a proxy.

Shares held directly in your name as the stockholder of record may be voted in person at the meeting. If you choose to vote in person, please bring proof of identification. Even if you plan to attend the meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the meeting. Shares held in street name through a brokerage account or by a bank or other nominee may be voted in person by you if you obtain a valid proxy from the record holder giving you the right to vote the shares. CDI holders may attend the meeting, but cannot vote in person at the meeting.

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may vote without attending the special meeting by directing how your shares are voted as follows:

•	If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the Internet or telephone by following the instructions provided on the proxy card or you can vote by proxy by mail pursuant to instructions provided on the proxy card.

•	If your shares are held in a stock brokerage account or by a bank or other nominee, you have the right to direct your broker or other nominee on how to vote the shares in your account. If you hold shares beneficially in street name, you may vote by proxy by following the instructions provided in the voting instruction card provided to you by the broker, bank, trustee or nominee.

Under Delaware law, votes cast by Internet have the same effect as votes cast by submitting a written proxy card.

Special Instructions for CDI Holders

Specific instructions to be followed by any CDI holder interested in directing CDN to vote the shares underlying their CDIs are set forth on the CDI voting instruction form. The Internet voting procedures for CDI holders are designed to authenticate the CDI holder’s identity and to allow the CDI holder to direct CDN to vote his or her shares and confirm that his or her voting instructions have been properly recorded.

CDI holders may direct CDN to vote their underlying shares at the meeting by following the instructions in the CDI voting instruction form and voting online at www.investorvote.com.au or by returning the CDI voting instruction form to Computershare, the agent we designated for the collection and processing of voting instructions from our CDI holders, no later than 3:00 A.M. on May 4, 2016 U.S. Eastern Daylight Time (5:00 P.M. on May 4, 2016, Australian Eastern Standard Time) in accordance with the instructions on such form. Doing so permits CDI holders to instruct CDN to vote on their behalf in accordance with their written directions. If you direct CDN to vote by completing the CDI voting instruction form, you may revoke those directions by delivering to Computershare, no later than 3:00 A.M. on May 4, 2016 U.S. Eastern Daylight Time (5:00 P.M. on May 4, 2016, Australian Eastern Standard Time), a written notice of revocation bearing a later date than the CDI voting instruction form previously sent. CDI holders may attend the meeting, but cannot vote in person at the meeting unless they are appointed as proxy by CDN.

PROPOSAL NO. 1 — APPROVAL OF AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION EFFECTING A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK

Our Board has approved and recommended a proposal to authorize the Board to effect a reverse stock split of all of our outstanding Common Stock at a ratio of not less than 1-for-3 and not more than 1-for-10, with the Board having the discretion as to whether or not the reverse stock split is to be effected, and with the exact ratio of any reverse stock split to be set at a whole number within the range above as determined by the Board in its sole discretion; provided that the reverse stock split must be effected, if at all, no later than June 30, 2016.

The proposal provides that the Board will have sole discretion pursuant to Section 242(c) of the Delaware General Corporation Law, as amended, to elect, as it determines to be in our best interest, whether or not to effect the reverse stock split at any time on or before June 30, 2016, and, if so, the number of shares of our Common Stock between and including 1-for-3 and 1-for-10 that will be combined into one share of our Common Stock. The Board believes that the availability of alternative reverse stock split ratios will provide it with the flexibility to implement the reverse stock split in a manner designed to maximize the anticipated benefits for us and our stockholders. In determining whether to implement the reverse stock split following the receipt of stockholder approval, the Board may consider, among other things, factors such as:

•	the historical trading price and trading volume of our Common Stock;

•	the then prevailing trading price and trading volume of our Common Stock and the anticipated impact of the reverse stock split on the trading market for our Common Stock;

•	our ability to have our shares of Common Stock remain listed on The NASDAQ Global Market;

•	the anticipated impact of the reverse stock split on our ability to raise additional financing;

•	prevailing general market and economic conditions;

•	the ability of certain holders of our Common Stock to continue to hold such stock; and

•	the ability of certain brokers to quote or sell shares of our Common Stock to certain individuals and entities or for such individuals or entities to be able to purchase our Common Stock.

It is not proposed that our CDIs be subject to a reverse stock split in conjunction with the reverse stock split of the shares of Common Stock. As a result, holdings of CDIs will not be impacted but the fraction of a share which a CDI represents will be automatically adjusted to reflect the reverse stock split of the underlying Common Stock.

If our Board determines that effecting the reverse stock split is in our best interest, the reverse stock split will become effective upon the filing of an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. The amendment filed thereby will set forth the number of shares to be combined into one share of our Common Stock within the limits set forth in this proposal. Except for adjustments that may result from the treatment of fractional shares and fractional entitlements to voting and conversion of CDIs resulting from the increased CDI share ratio as described below (see “Effects of the Reverse Stock Split on CDIs” below), the reverse stock split will affect all of our common stockholders and CDI holders uniformly and will not affect any common stockholder’s or CDI holder’s percentage ownership interests in the Company. After the reverse stock split, our shares of Common stock and CDIs will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our existing shares of Common Stock now authorized and outstanding and CDIs on issue. For a discussion of the effects of the reverse stock split on our outstanding options, restricted stock awards, restricted stock units, warrants, and convertible or exchangeable securities, see “Effect on the Plans, Options, Restricted Stock Awards, Restricted Stock Units, Warrants, and Convertible or Exchangeable Securities” below.

A sample form of the amendment relating to this proposal, which we would file with the Secretary of State of the State of Delaware to effect the reverse stock split, is attached to this proxy statement as Annex A.

Reasons for the Reverse Stock Split

The Board believes that a reverse stock split may be necessary to maintain the listing of our Common Stock on The NASDAQ Global Market. By potentially increasing our stock price, a reverse stock split would reduce the risk that our Common Stock could be delisted from The NASDAQ Global Market. To continue our listing on The NASDAQ Global Market, we must comply with Nasdaq Listing Rules, which include a minimum bid price of $1.00 per share. As previously disclosed, on December 2, 2015, we received a written notice from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“Nasdaq”) indicating that, for the 30 consecutive business days ended December 1, 2015, the bid price for our Common Stock had closed below the $1.00 per share minimum bid price requirement for continued listing on The NASDAQ Global Market under Nasdaq Listing Rule 5450(a)(1). In accordance with the Nasdaq Listing Rules, we were automatically provided with a 180-calendar day period, which ends May 31, 2016, within which to regain compliance. To regain compliance, the closing bid price of our Common Stock must be $1.00 per share or more for a minimum of 10 consecutive business days. If at any time before May 31, 2016 the closing bid price of our Common Stock is at least $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide the Company with written confirmation of compliance and the matter will be closed.

If the Company does not regain compliance with Nasdaq Listing Rule 5450(a)(1) within the initial 180 calendar day compliance period, the Company may be eligible for an additional 180 calendar day compliance period if it transfers the listing of its Common Stock to The NASDAQ Capital Market, provided that it meets the applicable market value of publicly held shares requirement for continued listing and all other applicable requirements for initial listing on The Nasdaq Capital Market (except for the minimum bid price requirement) and provides written notice of its intention to cure the minimum bid price deficiency during the additional 180 calendar day compliance period. However, if it appears to the Nasdaq staff that the Company will not be able to cure such deficiency, or if the Company is otherwise not eligible or does not submit an application requesting the additional compliance period, the Nasdaq staff would notify the Company that its Common Stock would be subject to delisting. In the event of such a notification, the Company may appeal Nasdaq’s determination to delist its Common Stock, but there can be no assurance that Nasdaq would grant the Company’s request for continued listing.

The Board has considered the potential harm to us and our stockholders should Nasdaq delist our Common Stock from The NASDAQ Global Market. Delisting could adversely affect the liquidity of our Common Stock because alternative markets, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient. An investor could find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our Common Stock on an over-the-counter market. Many investors may not buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons.

Further, delisting could prevent certain institutions from investing in our Common Stock (namely, institutions that are prohibited from buying or holding stocks whose price is below a certain threshold), potentially adversely affecting the liquidity of our Common Stock. In addition, analyst and broker interest in our stock could be adversely affected as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per share of Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher.

As noted above, if the Company does not regain compliance with Nasdaq’s minimum bid requirement within the initial 180 calendar day compliance period, the Company may have to transfer the listing of its Common Stock from The NASDAQ Global Market to The NASDAQ Capital Market. Certain institutions, including certain of our existing stockholders, will not buy and/or hold securities listed on The NASDAQ Capital Market. As a result, transferring to The NASDAQ Capital Market would prevent certain institutions from buying our Common Stock and would cause certain of our existing stockholders to sell their holdings of our Common Stock.

In addition, if our Common Stock were to be delisted from trading on The NASDAQ Global Market and its trading price were to remain below $5.00 per share, trading in our Common Stock could also be subject to the requirements of certain rules promulgated under the Exchange Act that require additional disclosures by broker-dealers in connection with any trades involving a stock defined as a “penny stock” (generally, any equity security that has a market price of less than $5.00 per share and that is not listed for trading on Nasdaq or a national securities exchange, subject to certain exceptions). The additional burdens imposed upon broker-dealers by these requirements could discourage broker-dealers from facilitating trades in our Common Stock, which could severely limit the market liquidity of the stock and the ability of investors to trade our Common Stock.

The Board believes that a reverse stock split is a potential means for us to maintain compliance with Nasdaq Listing Rules and to avoid, or at least mitigate, the likely adverse consequences of our Common Stock being delisted from The NASDAQ Global Market by potentially increasing the bid price of our Common Stock.

Risks of the Proposed Reverse Stock Split

We cannot assure that the proposed reverse stock split will increase our stock price and have the desired effect of maintaining compliance with Nasdaq Listing Rule 5450(a)(1).

The Board expects that a reverse stock split of our Common Stock will increase the market price of our Common Stock so that we are able to regain and maintain compliance with the Nasdaq minimum bid price listing standard. However, the effect of a reverse stock split upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar stock splits for companies in like circumstances is varied. It is possible that the per share price of our Common Stock after the reverse stock split will not rise in proportion to the reduction in the number of shares of our Common Stock outstanding resulting from the reverse stock split, and the market price per post-reverse stock split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, and the reverse stock split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Even if we effect a reverse stock split, the market price of our Common Stock may decrease due to factors unrelated to the stock split. In any case, the market price of our Common Stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the reverse stock split is consummated and the trading price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the reverse stock split. Even if the market price per post-reverse stock split share of our Common Stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other Nasdaq continued listing requirements.

The proposed reverse stock split may decrease the liquidity of our stock.

The liquidity of our capital stock may be harmed by the proposed reverse stock split given the reduced number of shares that would be outstanding after the reverse stock split, particularly if the stock price does not increase as a result of the reverse stock split.

In addition, investors might consider the increased proportion of unissued authorized shares to issued shares to have an anti-takeover effect under certain circumstances, because the proportion allows for dilutive issuances which could prevent certain stockholders from changing the composition of the Board or render tender offers for a combination with another entity more difficult to successfully complete. The Board does not intend for the reverse stock split to have any anti-takeover effects.

Effects of the Reverse Stock Split

If the reverse stock split is approved and implemented, the principal effect on our Common Stock will be to proportionately decrease the number of outstanding shares of our Common Stock based on the reverse stock split ratio selected by the Board. Our shares of Common Stock currently trade on The NASDAQ Global Market. The reverse stock split will not directly affect the listing of our Common Stock on The NASDAQ Global Market, although we believe that a reverse stock split could potentially increase our stock price, facilitating compliance with Nasdaq’s minimum bid price listing requirement. Following the reverse stock split, our Common Stock will continue to be listed on The NASDAQ Global Market under the symbol “UNIS,” although our Common Stock would have a new committee on uniform securities identification procedures (“CUSIP”) number, a number used to identify our Common Stock. However, it is possible that the per share price of our Common Stock after the reverse stock split will not rise in proportion to the reduction in the number of shares of our Common Stock outstanding resulting from the reverse stock split and the market price per post-reverse stock split share may not exceed or remain in excess of Nasdaq’s $1.00 minimum bid price for a sustained period of time, which could result in our Common Stock being delisted from The NASDAQ Global Market (see “Risks of the Proposed Reverse Stock Split – We cannot assure that the proposed reverse stock split will increase our stock price and have the desired effect of maintaining compliance with Nasdaq Listing Rule 5450(a)(1)” below).

Proportionate voting rights and other rights and preferences of the holders of our Common Stock will not be affected by the proposed reverse stock split. Moreover, the number of stockholders of record will not be affected by the reverse stock split.

If the reverse stock split is approved and implemented, the Company will have additional shares of Common Stock available for issuance because the number of outstanding shares of Common Stock will decrease, while the number of authorized shares of Common Stock will be unchanged. The additional shares would also be available for issuance pursuant to the exercise of outstanding awards under the Amended and Restated 2009 Stock Incentive Plan and the Unilife Medical Solutions Limited Exempt Employee Share Plan (collectively, the “Plans”) and for additional awards that may in the future be granted under the Plans or other arrangements.

Our Common Stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect the registration of our Common Stock under the Exchange Act. Our Common Stock would continue to be listed on The NASDAQ Global Market under the symbol “UNIS,” although it is likely that NASDAQ would add the letter “D” to the end of the trading symbol for a period of 20 trading days after the effective date of the reverse stock split to indicate that the reverse stock split had occurred.

Effects of the Reverse Stock Split on CDIs

As noted above, each CDI holder is currently entitled to direct CDN to vote one share of our Common Stock for every six CDIs held by such holder. The number of CDIs outstanding immediately prior to the reverse stock split will not be affected as a result of the reverse stock split. However, following the effective time of the reverse stock split, the number of CDIs that are required to direct CDN to vote one share of our Common Stock and the number of CDIs that are required in order to convert into one share of our Common Stock will be increased automatically without any action required on the part of the Company or the CDI holders. If the reverse stock split is approved and implemented, the principal effect on the CDIs will be to proportionately increase the number of CDIs needed to direct CDN to vote one share of our Common Stock based on the reverse stock split ratio selected by the Board. For example, assuming a 1-for-10 reverse stock split, each CDI holder would be entitled to direct CDN to vote one share of our Common Stock for every sixty CDIs held by such holder (rather than one share of our Common Stock for every six CDIs held by such holder, as is currently the case). For the avoidance of doubt, each CDI holder would continue to hold the same number of CDIs after the reverse stock split, but each CDI would represent an interest in this example in one- sixtieth of a share of our Common Stock rather than one-sixth of a share of our Common Stock. Similarly, if a CDI holder wishes to convert their CDIs to shares of our Common Stock, following the reverse stock split, the number of CDIs which will be required to be converted into a share of our Common Stock will be increased based on the reverse stock split ratio selected by the Board. In the above example, 60 CDIs would be required to convert into one share of Common Stock.

Effect on the Plans, Options, Restricted Stock Awards, Restricted Stock Units, Warrants, and Convertible or Exchangeable Securities

Pursuant to the terms of the Plans and in accordance with the ASX Listing Rules, the number of shares available for future grants under the Plans, the number of shares underlying outstanding awards issued pursuant to the Plans, the exercise price per share of outstanding stock options and warrants and other terms of outstanding awards issued pursuant to the Plans will adjust automatically to reflect the effects of the reverse stock split. Based upon the reverse stock split ratio determined by the Board, proportionate adjustments are also required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of outstanding options, restricted stock units, warrants under other plans and arrangements and any convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock. This would result in approximately the same aggregate price being required to be paid under such options, restricted stock units, warrants and convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the reverse stock split as was the case immediately preceding the reverse stock split. The number of shares subject to vesting under restricted stock awards will be similarly adjusted. The number of shares reserved for issuance pursuant to these securities and our Plans will be adjusted proportionately based upon the reverse stock split ratio determined by the Board.

Board Discretion to Implement or Abandon Reverse Stock Split

The reverse stock split will be effected, if at all, only upon a determination by the Board that the reverse stock split (with an exchange ratio determined by the Board as described above) is in our best interest. Such determination shall be based upon certain factors, including, but not limited to, our ability to meet stock exchange listing requirements, existing and expected marketability and liquidity of our Common Stock, and the expense of effecting the reverse stock split. Notwithstanding approval of the reverse stock split by our stockholders, our Board may, in its sole discretion, abandon the proposal and determine, prior to the effectiveness of any filing of an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, not to effect the reverse stock split.

Effective Date

If implemented by the Board, the reverse stock split would become effective upon the filing of an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware; provided that the reverse stock split must be effected, if at all, no later than June 30, 2016. Except as explained below with respect to fractional shares, on the effective date of the reverse stock split, shares of Common Stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of Common Stock in accordance with the reverse stock split ratio determined by the Board within the limits set forth in this proposal.

Fractional Shares and Fractional Entitlements on Voting and Conversion of CDIs

No fractional shares of Common Stock will be issued as a result of the reverse stock split. Instead, stockholders of record who otherwise would be entitled to receive fractional shares of Common Stock because they hold a number of pre-split shares of Common Stock not exactly divisible by the relevant reverse stock split number (being not less than 3 and not greater than 10, as determined by the Board) on the record date, will be entitled to rounding up of their fractional share to the nearest whole share. Stockholders will not obtain any voting, dividend or other rights with respect to any fractional entitlements but will be entitled to receive a whole share of Common Stock as noted above.

While the number of CDIs held following implementation of the reverse stock split will not change, if at any time after the reverse stock split, a CDI holder holds a number of CDIs not exactly divisible by the revised CDI share ratio, as determined by the Directors, then in respect to any fractional entitlement to a share of Common Stock represented by the balance of these CDIs, as the Company does not issue fractional shares or recognize fractional votes, CDI holders will not:

•	be able to convert the fractional entitlement to shares of Common Stock; and

•	have any right to vote at any meetings of the Company in respect of the fractional entitlement to underlying shares of our Common Stock such CDIs represent.

For example, assuming a 1-for-10 reverse stock split, if a CDI holder holds 44,020 CDIs, after the consolidation this would represent 733.67 underlying shares of Common Stock (i.e., 44,020 divided by 60). If the CDI holder converted its CDIs to shares of Common Stock, the CDI holder would receive 733 shares of Common Stock as the Company does not issue fractional shares of Common Stock. For the purpose of this example, if the CDI holder wanted to vote at a general meeting of the Company, the CDI holder would have a right to vote at the meeting of the Company in respect of 733 underlying shares of Common Stock as the Company does not recognize fractional votes.

Other Effects

If approved and implemented, the reverse stock split will result in some stockholders owning “odd-lots” of fewer than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in “round-lots” of even multiples of 100 shares. Further, these odd lots may be more difficult to sell than shares of Common Stock in round lots.

Stockholders of Record

If the reverse stock split is authorized by our stockholders and the Board elects to implement the reverse stock split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal, as soon as practicable after the effective date of the reverse stock split. Our transfer agent will act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-reverse stock split shares will be asked to surrender to the exchange agent certificates representing pre-reverse stock split shares in exchange for post-reverse stock split shares, including whole shares to be issued in lieu of fractional shares (if any) in accordance with the procedures to be set forth in the letter of transmittal. Until surrender, each certificate representing shares before the reverse stock split would continue to be valid and would represent the adjusted number of shares based on the exchange ratio of the reverse stock split rounded up to the nearest whole share. No new post-reverse stock split share certificates, including those representing whole shares to be issued in lieu of fractional shares, will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the Delaware General Corporation Law, as amended, with respect to the proposed authorization of a reverse stock split and we will not independently provide the stockholders with any such right if the reverse stock split is implemented.

Material U.S. Federal Income Tax Consequences

The following discussion describes the anticipated material United States Federal income tax consequences to “U.S. holders” (as defined below) of the Company’s capital stock relating to the reverse stock split. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (“IRS”), and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect). We have not obtained a ruling from the IRS or an opinion of legal or tax counsel with respect to the tax consequences of the reverse stock split. The following discussion is for information purposes only and is not intended as tax or legal advice. Each holder should seek advice based on the holder’s particular circumstances from an independent tax advisor.

YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE UNITED STATES FEDERAL ESTATE OR GIFT TAX RULES, OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TREATY.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of the Company’s capital stock who is for United States Federal income tax purposes:

(a)	an individual citizen or resident of the United States;

(b)	a corporation (or other entity treated as a corporation for U.S. Federal income tax purposes) organized under the laws of the United States, any state, or the District of Columbia;

(c)	an estate with income subject to United States Federal income tax regardless of its source; or

(d)	a trust that (i) is subject to primary supervision by a United States court and for which United States persons control all substantial decisions or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

This discussion assumes that the Company’s capital stock is held as a capital asset within the meaning of Code Section 1221. This discussion does not address all of the tax consequences that may be relevant to a particular stockholder of the Company or to stockholders of the Company that are subject to special treatment under United States Federal income tax laws including, but not limited to, banks, financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, real estate investment trusts, entities such as partnerships or s-corporations that are treated as “flow-through” entities, or entities that are disregarded as separate from their owners for tax purposes, persons that are broker-dealers, traders in securities who elect the mark-to-market method of accounting for their securities, or stockholders of the Company holding their shares of the Company’s capital stock as part of a “straddle,” “hedge,” “conversion transaction,” or other integrated transaction, U.S. expatriates, persons subject to the alternative minimum tax, to persons whose shares constitute “qualified small business stock” for purposes of Code section 1202, or persons who hold their capital stock of the Company through individual retirement or other tax-deferred accounts. This discussion also does not address the tax consequences to the Company, or to stockholders of the Company that own 5% or more of the Company’s capital stock, are affiliates of the Company, or are not U.S. holders. In addition, this discussion does not address other United States Federal taxes (such as gift or estate taxes or alternative minimum taxes), the tax consequences of the reverse stock split under state, local, or foreign tax laws or certain tax reporting requirements that may be applicable with respect to the reverse stock split. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

If a partnership (or other entity treated as a partnership for United States Federal income tax purposes) is a stockholder of the Company, the tax treatment of a partner in the partnership, or any equity owner of such other entity will generally depend upon the status of the person and the activities of the partnership or other entity treated as a partnership for United States Federal income tax purposes.

We believe that the reverse stock split will qualify as a “reorganization” under Section 368(a)(1)(E) of the Code. Accordingly, provided that the fair market value of the post-reverse stock split shares is equal to the fair market value of the pre-reverse stock split shares surrendered in the reverse stock split:

•	A U.S. holder will not recognize any gain or loss as a result of the reverse stock split;

•	A U.S. holder’s aggregate tax basis in his, her, or its post-reverse stock split shares will be equal to the aggregate tax basis in the pre-reverse stock split shares exchanged therefor;

•	A U.S. holder’s holding period for the post-reverse stock split shares will include the period during which such stockholder held the pre-reverse stock split shares surrendered in the reverse stock split; and

•	For purposes of the above discussion of the basis and holding periods for shares of the Company’s capital stock, and except as provided therein, holders who acquired different blocks of the Company’s capital stock at different times for different prices must calculate their basis and holding periods separately for each identifiable block of such stock exchanged, converted, canceled or received in the reverse stock split.

Material Australian Income Tax Consequences

The following discussion describes the anticipated material Australian income tax consequences to “Australian holders” (as defined below) of the Company’s shares of Common Stock and CDIs relating to the reverse stock split. For the avoidance of doubt, the following discussion does not describe the Australian income tax consequences to the Australian holders of the conversion of CDIs into Common Stock. We have not obtained a ruling from the Australian Taxation Office with respect to the tax consequences of the reverse stock split. The following discussion is for information purposes only and is not intended as tax or legal advice. The Australian tax implications for each stockholder or CDI holder will depend on the circumstances of the particular stockholder or CDI holder (as applicable). Each holder should seek advice based on the holder’s particular circumstances from an independent tax advisor.

For the purposes of this discussion, the term “Australian holder” means a beneficial owner of the Company’s Common Stock or CDIs who:

a.	acquired Common Stock or CDIs (as applicable) in the Company post 20 September 1985 and whose Common Stock or CDIs are held on capital account;

b.	is a resident of Australia as defined in subsection 6(1) of the Income Tax Assessment Act 1936 (Cth) (“ITAA 36”) at the time of the reverse stock split; and

c.	is not subject to the taxation of financial arrangements rules in Division 230 of the Income Tax Assessment Act 1997 (“ITAA 97”).

The information provided below is based on current Australian laws and their interpretation as at March 24, 2016.

Tax consequences for the reverse stock split generally

The reverse stock split will not cause a change to the proportionate interests held by each stockholder or CDI holder in the Company. The number of CDIs held following implementation of the reverse stock split will not change.

The reverse stock split (including the rounding of fractional shares of Common Stock) should not give rise to a capital gains tax event pursuant to paragraph 112-25(4)(a) of the ITAA 97 for the Common Stock holder or the CDI holder. Therefore, an Australian tax liability should not arise to the Australian holders as a consequence of the reverse stock split.

The new shares of Common Stock will have the same date of acquisition as the original shares to which they relate.

Each element of the cost base and reduced cost base of the new shares of Common Stock is the sum of the corresponding elements of each original Common Stock pursuant to paragraph 112-25(4)(b) of the ITAA 97.

Accounting Consequences

If a reverse stock split is authorized and implemented, the par value per share of Common Stock would remain unchanged at $0.01 per share after the reverse stock split. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to our Common Stock will be reduced proportionately, based on the exchange ratio of the reverse stock split, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share Common Stock net income or loss and net book value will be increased because there will be fewer shares of Common Stock outstanding. The shares of Common Stock held in treasury, if any, will also be reduced proportionately based on the exchange ratio of the reverse stock split. We will reclassify prior period per share amounts and the Consolidated Statements of Stockholders’ (Deficit) Equity for the effect of the reverse stock split for any prior periods in our financial statements and reports such that prior periods are comparable to current period presentation. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION EFFECTING A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of our shares of Common Stock by (i) each person, or group of affiliated persons, who is known by us to beneficially own 5% or more of our shares of Common Stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all current directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. The beneficial ownership percentages set forth below are based on 169,516,797 shares of Common Stock outstanding as of March 24, 2016. All shares of Common Stock owned by such person, including shares of Common Stock underlying stock options that are currently exercisable or exercisable within 60 days after March 24, 2016 (all of which we refer to as being currently exercisable) are deemed to be outstanding and beneficially owned by that person for the purpose of computing the ownership percentage of that person, but are not considered outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated, to our knowledge, each person listed in the table below has sole voting and investment power with respect to the shares shown to be beneficially owned by such person, except to the extent that applicable law gives spouses shared authority.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned
5% Stockholders(1)
JPMorgan Chase & Co. 270 Park Ave New York, NY 10017	15,934,189	(1)	9.4%
Amgen Inc. 250 Cross Farm Lane York, Pennsylvania 17406	24,000,000	(2)	12.4%
Directors and Named Executive Officers
Alan D. Shortall	7,377,314	(3)	4.3%
John Lund	171,000	(4)	*
William Galle	202,500	(4)	*
Jeff Carter	179,178	(4)	*
Mary Katherine Wold	150,000	(4)	*
Harry A. Hamill	35,000	(4)	*
Ramin Mojdeh, Ph.D.	4,822,167	(5)	2.8%
David Hastings	300,000	(6)	*
Dennis P. Pyers	467,162	(7)	*
John C. Ryan	500,000	(8)	*
Mark V. Iampietro	420,189	(9)	*
All directors and executive officers as a group (11 persons)	3,876,866	(10)	2.3%

*	Indicates less than 1%
(1)	Based on information reported by JPMorgan Chase & Co. on Schedule 13G/A filed with the SEC on January 25, 2016. Of the shares of Common Stock beneficially owned, JPMorgan Chase & Co. reported that it has sole dispositive power with respect to 15,934,189 shares, shared dispositive power with respect to 0 shares, sole voting power with respect to 14,619,793 shares, and shared voting power with respect to 0 shares.
(2)	Based on information reported by Amgen Inc. on Schedule 13G filed with the SEC on March 3, 2016. Of the shares of Common Stock beneficially owned, Amgen Inc. reported that it has sole dispositive power with respect to 24,000,000 shares, shared dispositive power with respect to 0 shares, sole voting power with respect to 24,000,000 shares, and shared voting power with respect to 0 shares. All shares of Common Stock beneficially owned are issuable upon conversion of the Company’s 6% Senior Secured Convertible Note Due 2023 held by Amgen Inc.

(3)	Includes (i) 6,627,314 shares of Common Stock, of which 5,301,668 shares of unrestricted Common Stock are subject to pledge agreements between Mr. Shortall and unrelated third party securities-based lending institutions and (ii) options to purchase 750,000 shares of Common Stock which are currently exercisable. As of March 11, 2016, Mr. Shortall’s employment as the Company’s Chief Executive Officer ceased and he resigned from his position as Chairman of the Board.
(4)	Includes 35,000 shares of restricted Common Stock which are subject to time based vesting conditions.
(5)	Includes options to purchase 300,000 shares of Common Stock which are currently exercisable. As of March 11, 2016, Dr. Mojdeh’s employment as the Company’s President and Chief Operating Officer ceased.
(6)	Includes 225,000 shares of restricted Common Stock which are subject to time based vesting conditions.
(7)	Includes 283,909 shares of restricted Common Stock which are subject to time based vesting conditions. Includes options to purchase 11,859 shares of Common Stock which are currently exercisable.
(8)	Includes 337,500 shares of restricted Common Stock which are subject to time based vesting conditions. Includes options to purchase 50,000 shares of Common Stock which are currently exercisable. Does not include options to purchase 150,000 shares of Common Stock which are not currently exercisable.
(9)	Includes 122,771 shares of restricted Common Stock which are subject to time based vesting conditions. Includes options to purchase 11,859 shares of Common Stock which are currently exercisable.
(10)	Includes 1,769,180 shares of restricted stock which are subject to time-based vesting conditions. Includes options to purchase 473,718 shares of Common Stock which are currently exercisable. Does not include options to purchase 150,000 shares of Common Stock which are not currently exercisable. Does not include shares held by Alan Shortall and Ramin Mojdeh, as such individuals are no longer directors and/or executive officers of the Company.

OTHER BUSINESS

2016 Stockholder Proposals

Stockholders interested in submitting a proposal to be considered for inclusion in our proxy statement for the 2016 annual meeting of stockholders may do so by following the procedures prescribed by Exchange Act Rule 14a-8. To be eligible for inclusion, proposals must be submitted in writing and received by us at the address appearing as our principal executive offices on or before June 7, 2016.

A stockholder of ours may wish to have a proposal presented at the 2016 annual meeting of stockholders, but not to have the proposal included in our proxy statement relating to that meeting. If a stockholder wants to submit a proposal for the 2016 annual meeting of stockholders but does not want to include it in our proxy statement, written notice of such stockholder proposal of other business (containing certain information specified in the bylaws about the stockholder and the proposed action) must be delivered to our Corporate Secretary at the address appearing as our principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in our notice of meeting (without regard to any postponement or adjournment of such meeting after such notice was first sent). However, if our annual meeting is advanced or delayed by more than 30 days from such anniversary date, a stockholder’s written notice will be timely if it is received by the later of the 90th day prior to such annual meeting or the 10th day following the announcement of the date of the meeting. These deadlines are set forth in our bylaws.

Nominating or Recommending for Nomination Candidates for Director

Our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to us in accordance with our bylaws, which, in general, require that the notice be received by us within the time period described above under “2016 Stockholder Proposals” for stockholder proposals that are not intended to be included in our proxy statement.

Delivery of Documents to Stockholders Sharing an Address

If you are the beneficial owner, but not the record holder, of shares of our Common Stock, your broker, bank or other nominee may only deliver one copy of this proxy statement to multiple stockholders who share an address, unless that nominee has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. A stockholder who wishes to receive a separate copy of this proxy statement, now or in the future, should submit this request by writing to our Corporate Secretary at Unilife Corporation, 250 Cross Farm Lane, York, Pennsylvania 17406 or by calling 717-384-3400. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

Transaction of Other Business

Our board knows of no other business that will be conducted at the meeting other than as described in this proxy statement. If any other matter or matters are properly brought before the meeting or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

Corporate Information

The complete mailing address, including zip code, of our principal executive offices is 250 Cross Farm Lane, York, Pennsylvania 17406 and our telephone number there is 1-717-384-3400. The address of the principal registered office in Australia is Level 1, 1 Chifley Square, Sydney NSW 2000 and our telephone number there is +612-8346-6500. The ASX Liaison Officer is Mr. Jeff Carter.

Annex A

CERTIFICATE OF AMENDMENT

TO THE CERTIFICATE OF INCORPORATION OF

UNILIFE CORPORATION

Unilife Corporation (the “Corporation”), a corporation organized under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1.	The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on July 2, 2009; the Corporation filed a Certificate of Amendment to the Certificate of Incorporation on November 17, 2015; and the Corporation filed a Certificate of Designations of Preferences, Powers, Rights and Limitations of Series A Redeemable Convertible Preferred Stock on November 6, 2015 (the Certificate of Incorporation of the Corporation, amended, the “Certificate”).

2.	Pursuant to Section 242 of the General Corporation Law, this Certificate of Amendment to the Certificate of Incorporation (this “Amendment”) amends the provisions of the Certificate.

3.	This Amendment has been approved and duly adopted by the Corporation’s Board of Directors and its stockholders in accordance with the provisions of Section 242 of the General Corporation Law, and the provisions of the Certificate.

4.	That, upon the effectiveness of this Amendment, the Certificate is hereby amended such that the following paragraph shall be added to the end of Paragraph A. of ARTICLE FOURTH of the Certificate:

“Upon the Effectiveness of the Certificate of Amendment to the Certificate of Incorporation of the Corporation on [    ], 2016 (the “Effective Time”), every [    ] ([    ]) shares of Common Stock outstanding or held by the Corporation in its treasury shall, without any change in the powers, preferences and rights or qualifications, limitations or restrictions thereof and without further action of any kind on the part of the Corporation or its stockholders, be changed and reclassified into one (1) share of Common Stock, $0.01 par value per share, which shares shall be fully paid and nonassessable shares of Common Stock (the “Reverse Stock Split”). There shall be no fractional shares issued as a result of the Reverse Stock Split. A holder of record of Common Stock on the Effective Date who would otherwise be entitled to a fraction of a share shall, in lieu thereof, shall be entitled to rounding up of their fractional share to the nearest whole share. Each certificate that, immediately prior to the Effective Time, represented shares of Common Stock (an “Old Certificate”) shall from and after the Effective Time represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”

IN WITNESS WHEREOF, the undersigned authorized officer of the Corporation, has executed this Certificate of Amendment to the Certificate of Incorporation of the Corporation as of [    ], 2016.

Unilife Corporation

By:

Name:
Title:

A-1

Unilife Corporation

IMPORTANT SPECIAL MEETING INFORMATION
Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 12:00 A.M., EST, on May 9, 2016.
Vote by Internet
• Go to www.envisionreports.com/unis
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposal — The board of directors unanimously recommends that stockholders vote FOR Proposal No. 1.

		For	Against	Abstain	+
1.	To approve an amendment to the Company’s Certificate of Incorporation effecting a reverse stock split with respect to the Company’s issued and outstanding shares of Common Stock that will reduce the number of shares of outstanding Common Stock in accordance with a ratio to be determined by the Company’s Board of Directors within a range of one share of Common Stock for every three (3) to ten (10) shares of Common Stock (or any whole number in between) currently outstanding.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Unilife Corporation	+

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UNILIFE CORPORATION

Failing the individual or body corporate named in the paragraph below by the undersigned, a stockholder of Unilife Corporation, a Delaware corporation (the “Company”), or if no individual or body corporate is named in the paragraph below, the undersigned does hereby appoint Dennis Pyers and John Ryan and each of them as Proxies with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the special meeting of stockholders of the Company to be held on Monday, May 9, 2016, at 4:00 P.M. U.S. Eastern Daylight Time (6:00 A.M. Australian Eastern Standard Time on Tuesday, May 10, 2016), at the Crowne Plaza Philadelphia Hotel – King Of Prussia, 260 Mall Blvd., King of Prussia, Pennsylvania 19406 (the “Special Meeting”) and at any adjournment or postponement thereof, all of the shares of the Company’s common stock that the undersigned would be entitled to vote if personally present. Dennis Pyers and John Ryan intend to vote undirected proxies in favor of proposal No. 1.

If the undersigned does not wish to appoint Dennis Pyers or John Ryan as Proxy, then the undersigned does hereby appoint                          as Proxy with full power of substitution, in the name, place and stead of the undersigned to vote at the Special Meeting of Stockholders and at any adjournment or postponement thereof, all of the shares of the Company’s common stock the undersigned would be entitled to vote if personally present.

The board of directors unanimously recommends that stockholders vote FOR Proposal No. 1.

C	Non-Voting Items
Change of Address — Please print new address below.

¢	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+